UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2008

CHINA HOLDINGS ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-33804	61-1533071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Riverside Avenue, 5th Floor Westport, CT	06880
(Address of principal executive offices)	(Zip Code)

(203) 226-6228

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement

On October 24, 2008, China Holdings Acquisition Corp. (“CHAC”) entered into an amendment (the “Amendment”) to the previously executed definitive undertaking agreement with World Sharehold Limited (“World Share”), the majority stockholder of Bright World Precision Machinery Limited (“Bright World”), Wang Wei Yao and Shao Jian Jun (collectively, with World Share, the “Sellers”), pursuant to which the Sellers agreed to accept with respect to all of the shares of Bright World held by Sellers CHAC’s voluntary conditional cash offer (the “Offer”) to acquire all of the issued shares in the capital of Bright World. Immediately prior to the first closing of the Offer (the “Closing”), and contingent upon consummation of the Closing, CHAC shall merge with and into a newly-formed, wholly-owned subsidiary incorporated under the laws of the British Virgin Islands (“Newco”), with Newco surviving the merger (the “Merger,” and together with the Offer, the “Transactions”). Pursuant to the Merger, Newco will assume all rights and obligations of CHAC under the Offer. For purposes of clarification, after the Merger every reference to CHAC in this current report on Form 8-K shall be to Newco. The board of directors of CHAC has approved the Transactions.

As previously disclosed in CHAC’s Form 8-K filed on July 21, 2008, at Closing, in exchange for World Share’s 309,697,000 shares of Bright World, which represent 77.42% of the issued shares of Bright World, CHAC will issue to World Share a promissory note (the “CHAC Note”) in the amount of a approximately USD$159 million or USD$170 million (depending on the per share offer price for the Bright World shares), which shall be automatically convertible into a minimum of 19.9 million initial shares of CHAC (representing approximately 54% of CHAC’s enlarged issued share capital) immediately after the Closing.

Pursuant to the Amendment, World Share’s eligibility to receive additional CHAC shares pursuant to the CHAC Note has been modified by changing the triggers for the issuance of the additional CHAC shares from triggers based on the financial performance of CHAC to triggers based on market-based stock price performance of CHAC. In addition to the initial shares of CHAC that World Share will receive immediately after the Closing, World Share will be eligible to receive up to a maximum of 15,765,000 additional CHAC shares upon satisfaction of the following criteria (provided such maximum award will be reduced, share-for-share, by the number of initial shares in excess of 19.9 million):

- 3,500,000 shares if the closing price of CHAC’s shares exceeds $12.50 per share for any 20 days within any 30-day trading period beginning 90 days after the day on which the Closing occurs (the “Closing Date”).

- 3,500,000 shares if the closing price of CHAC’s shares exceeds $13.00 per share for any 20 days within any 30-day trading period beginning 90 days after the Closing Date.

- Up to 8,765,000 shares if the closing price of CHAC’s shares exceeds $13.50 per share for any 20 days within any 30-day trading period beginning 90 days after the Closing Date.

The total number of CHAC shares that will be awarded to World Share will not exceed a combined maximum total of 35,665,000 CHAC shares (representing approximately 60% of CHAC’s enlarged issued share capital). All CHAC shares issued to World Share will be subject to a lock-up period of six (6) months from the date of their issue.

In addition, the Sellers agreed to take all reasonable and lawfully permissible steps to encourage and/or to cause Newco to lawfully declare and pay a cash dividend of USD$0.50 per issued share of Newco (the “Newco Cash Dividend”) to the holders thereof, immediately after the consummation of the Transactions; and to waive their right to receive the Newco Cash Dividend in respect of any shares of Newco held by the Sellers.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment attached as Exhibit 10.1 and incorporated herein by reference.

On October 24, 2008, CHAC entered into an agreement (the “Founders’ Agreement”) with the persons whose names are set forth on Exhibit A attached thereto (the “Founders”), pursuant to which, each Founder agreed that, subject to the consummation of the Merger, the shares of common stock beneficially owned by such Founders will be converted into warrants (the “New Founder Warrants”) to purchase an equal number of shares of Newco. Each New Founder Warrant will be immediately exercisable when the closing sale price of Newco’s shares exceeds $13.50 per share for any 20 days within any 30-day trading period beginning 90 days after the Closing Date. The shares of Newco to be issued upon exercise of the warrants will be subject to terms and conditions of a warrant agreement, a warrant certificate and an amended and restated registration rights agreement substantially in the forms attached as Exhibits B, C and D to the Founders’ Agreement.

The foregoing summary of the Founders’ Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Founders’ Agreement attached as Exhibit 10.2 and incorporated herein by reference.

Additional Information About the Transaction and Where to Find It

In connection with the proposed acquisition, CHAC intends to prepare a registration statement containing a proxy statement/prospectus to be filed with the SEC. When completed, a definitive proxy statement/prospectus and a form of proxy will be mailed to the stockholders of CHAC, seeking their approval of the transaction. Stockholders are urged to read the proxy statement/prospectus regarding the proposed acquisition carefully and in its entirety because it will contain important information about the proposed acquisition. Stockholders will be able to obtain, without charge, a copy of the proxy statement/prospectus (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Stockholders will also be able to obtain, without charge, a copy of the proxy statement/prospectus and other relevant documents (when available) by directing a request by mail to Mark L. Wilson at China Holdings Acquisition Corp., 5th Floor, 33 Riverside Avenue, Westport, CT 06880 or by telephone at (203) 226-6288.

CHAC and its directors and officers may be deemed to be participants in the solicitation of proxies from CHAC’s stockholders with respect to the proposed acquisition. Information about CHAC’s directors and executive officers and their ownership of CHAC’s common stock and warrants is set forth in CHAC’s annual report on Form 10-K for the fiscal year ended December 31, 2007. Stockholders may obtain additional information regarding the interests of CHAC and its directors and executive officers in the proposed acquisition, which may be different than those of CHAC’s stockholders generally, by reading the proxy statement/prospectus and other relevant documents regarding the proposed acquisition when filed with the SEC.

Forward-Looking Statements

This report includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could, “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this report include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this report. Such risk factors include, among others: future operating or financial results; future growth expectations and acquisitions; uncertainties as to the timing of the acquisition; approval of the transaction by CHAC stockholders; the satisfaction of closing conditions to the transaction; costs related to the acquisition; the performance of Bright World; the impact of inflation generally as well as on the rising costs of materials; specific economic conditions in China generally or in the markets in which Bright World operates; changes in laws and regulations; potential liability from future litigation; the diversion of management time on acquisition and integration related issues; modifications or adjustments to the financial statements of Bright World as a result of applicable securities laws; and general economic conditions such as inflation or recession. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from CHAC’s forward-looking statements are included in CHAC’s filings with the SEC, specifically as described in CHAC’s annual report on Form 10-K for the Fiscal Year ended December 31, 2007. Actual results may differ materially from those contained in the forward looking statements in this report. CHAC undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this report. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 with respect to the Founders’ Agreement is incorporated by reference into this Item 3.02. The issuance of the New Founder Warrants and, upon conversion of the New Founder Warrants, the Newco shares to the Founders will constitute unregistered sales of securities. The New Founder Warrants and the Newco shares will be issued to the Founders in a private placement, in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The New Founder Warrants and the underlying Newco shares issuable upon exercise of the New Founder Warrants have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Additionally, the information set forth in Item 1.01 with respect to World Shares’ eligibility to receive CHAC shares pursuant to the CHAC Note is incorporated by reference in this 3.02. As previously disclosed in CHAC’s Form 8-K filed on July 21, 2008, the CHAC Note and the underlying shares of CHAC common stock will be issued to World Share in a private placement, in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The CHAC Note and underlying shares of CHAC common stock issuable upon conversion of the CHAC Note have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 7.01	Regulation FD Disclosure

On October 24, 2008, CHAC issued a press release announcing the execution of the Amendment, the Founders’ Agreement and the proposed Transactions, which is being furnished as Exhibit 99.1.

The investor presentation materials related to the proposed Transactions (described above) to be presented to certain existing stockholders of CHAC are being furnished as Exhibit 99.2.

The information set forth under “Item 7.01 Regulation FD Disclosure” and Exhibits 99.1 and 99.2 is intended to be furnished pursuant to Item 7.01. Such information, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing. The furnishing of this information pursuant to Item 7.01 shall not be deemed an admission by CHAC as to the materiality of such information.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
Exhibit 10.1	Amendment to Undertaking Agreement, dated as of October 24, 2008, among China Holdings Acquisition Corp., World Sharehold Limited, Wang Wei Yao and Shao Jian Jun

Exhibit 10.2	Founders’ Agreement, dated as of October 24, 2008, among China Holdings Acquisition Corp. and the members of the persons whose names are set forth on Exhibit A attached thereto

Exhibit 99.1	Press release dated October 24, 2008

Exhibit 99.2	Investor presentation materials

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA HOLDINGS ACQUISITION CORP.

Date: October 24, 2008	By:	/s/ Paul K. Kelly
	Name:	Paul K. Kelly
	Title:	Chief Executive Officer and Chairman

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 10.1	Amendment to Undertaking Agreement, dated as of October 24, 2008, among China Holdings Acquisition Corp., World Sharehold Limited, Wang Wei Yao and Shao Jian Jun

Exhibit 10.2	Founders’ Agreement, dated as of October 24, 2008, among China Holdings Acquisition Corp. and the members of the persons whose names are set forth on Exhibit A attached thereto

Exhibit 99.1	Press release dated October 24, 2008

Exhibit 99.2	Investor presentation materials